                           SCHEDULE 14(A) INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting material pursuant to (s) 240.14a-11(c) or (S) 240.14a-12

                               Saba Software, Inc.
             -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

             -------------------------------------------------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

        (2)     Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------

        (4)     Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

        (5)     Total fee paid:

                ----------------------------------------------------------------

[ ]     Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously paid:
                                       -----------------------------------------

        2)      Form Schedule or Registration Statement No.:
                                                            --------------------

        3)      Filing party:
                             ---------------------------------------------------

        4)      Date filed:
                           -----------------------------------------------------

Notes:
      --------------------------------------------------------------------------

                                  [SABA LOGO]


                              SABA SOFTWARE, INC.

                              2400 BRIDGE PARKWAY
                      REDWOOD CITY, CALIFORNIA 94065-1166

September 25, 2000

To our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Saba Software, Inc. ("Saba"). The annual meeting will be held on Thursday, November 9, 2000, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood City, California 94065-1166.

     The actions expected to be taken at the annual meeting are described in detail in the attached proxy statement and notice of annual meeting of stockholders.

     Included with the proxy statement is a copy of our annual report on Form 10-K for the fiscal year ended May 31, 2000. We encourage you to read our Form 10-K. It includes information on our operations, markets, products and services, as well as our audited financial statements.

     Please use this opportunity to take part in the affairs of Saba by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ BOBBY YAZDANI
                                          Bobby Yazdani
                                          Chairman of the Board, Chief
                                          Executive Officer and President

                              SABA SOFTWARE, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 9, 2000

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Saba Software, Inc., a Delaware corporation, will be held at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Thursday, November 9, 2000, at 9:00 a.m., Pacific Time, for the following purposes:

          1. Election of Directors. To elect two Class I directors to serve until the 2001 annual meeting of stockholders, two Class II directors to serve until the 2002 annual meeting of stockholders, and three Class III directors to serve until the 2003 annual meeting of stockholders or until their respective successors have been elected or appointed.

          2. Ratification of the Appointment of Independent Auditors. To ratify the appointment by the board of directors of Ernst & Young LLP as our independent auditors for the fiscal year ending May 31, 2001.

          3. Other Business. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

     The board of directors has fixed the close of business on September 15, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

                                          By Order of the Board of Directors,

                                          /s/ PETER E. WILLIAMS III
                                          Peter E. Williams III
                                          Secretary

Redwood Shores, California
September 25, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                              SABA SOFTWARE, INC.
                              2400 BRIDGE PARKWAY
                     REDWOOD SHORES, CALIFORNIA 94065-1166
                            ------------------------

                                PROXY STATEMENT
                                NOVEMBER 9, 2000
                         ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

     This proxy statement is furnished to stockholders of Saba Software, Inc., a Delaware corporation, in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at our annual meeting of stockholders to be held on Thursday, November 9, 2000, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting for the purposes set forth in the accompanying notice of annual meeting of stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to us (to the attention of Peter E. Williams III, our Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The proxy statement and the enclosed proxy card are being mailed to the stockholders on or about September 25, 2000. This proxy statement and the accompanying proxy card are for the use by the stockholders.

     The close of business on September 15, 2000 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had 43,955,385 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority, or 21,977,693 of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

     All expenses in connection with the solicitation of proxies will be borne by us. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, by telephone or by facsimile through our officers, directors and regular employees, none of who will receive additional compensation for assisting with the solicitation.

     An automated system administered by ADP-Investor Communication Services and ChaseMellon Shareholder Services will tabulate votes cast by proxy at the annual meeting, and one of our officers, duly appointed by the board of directors, will tabulate votes cast in person at the annual meeting.

     Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. The directors (Proposal 1) will be elected by a plurality of all the votes cast at the annual meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of a majority of all the votes cast at the annual meeting is necessary for ratification of the appointment by the board of directors of independent auditors (Proposal 2). Abstentions as to this proposal will not be counted as votes cast and will have no effect on the result of the vote on this proposal.

     The shares represented by properly executed proxy cards will be voted at the annual meeting as indicated or, if no instructions are given, in favor of Proposals 1 and 2. We do not presently know of any other business which may come before the annual meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The number of directors on the board of directors is currently fixed at seven. Our Certificate of Incorporation divides our board of directors into three classes designated Class I, Class II and Class III. The members of each class of directors shall serve staggered three-year terms. The board of directors shall be initially composed of two Class I directors, two Class II directors and three Class III directors, whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively. The initial classes shall be elected at the annual meeting. At each subsequent annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Directors will be elected by a plurality of votes cast.

     Robert Cohn and Joe Kiani have been nominated for election as the initial Class I directors, Terry Carlitz and Joseph Costello have been nominated for election as the initial Class II directors and Douglas Allred, Michael Mortiz and Bobby Yazdani have been nominated for election as the initial Class III directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the other nominee named and for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or for the other nominee named without nomination of a substitute. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

     Certain information about the nominees for Class I, II and III directors is furnished below:

                                    CLASS I

     Robert Cohn has been a director of Saba since December 1998. From September 1997 until May 1999, Mr. Cohn served as Executive Vice President of Lucent Technologies. From June 1982 until September 1997, Mr. Cohn served as founder, Chief Executive Officer and Chairman of the Board of Octel Communications, a provider of voice messaging systems. Mr. Cohn presently serves as a director of Chapters Online Inc. and Ashford.com. Mr. Cohn holds a B.S. from the University of Florida and a M.B.A. from Stanford University.

     Joe Kiani has been a director of Saba since July 1997. Mr. Kiani has served as co-founder, Chairman of the Board, President and Chief Executive Officer of Masimo, a provider of signal processing and sensor technology to the medical device industry, since February 1989. Mr. Kiani holds a B.S. and M.S. from San Diego State University.

                                    CLASS II

     Terry Carlitz has served as our Chief Financial Officer and a director since joining us in July 1999. From May 1998 until July 1999, Ms. Carlitz served as Senior Vice President Finance and Operations and Chief Financial Officer of SPL WorldGroup, a provider of information technology consulting and enterprise solutions. From February 1995 until May 1998, Ms. Carlitz served as Vice President Finance and Chief Financial Officer of Infinity Financial Technology, a developer of trading and financial risk management software, throughout its initial public offering and subsequent merger with SunGard Data Systems. From February 1993 until February 1995, Ms. Carlitz served as Director, Business Development and Strategic

Investments of Apple Computer. Ms. Carlitz holds a B.S. from San Jose State University and a M.B.A. from Stanford University.

     Joseph Costello has been a director of Saba since October 1999. Mr. Costello has served as founder, Chairman of the Board and Chief Executive Officer of think3, a provider of mechanical computer aided design software, since February 1998. From March 1987 until October 1997, Mr. Costello served as President and Chief Executive Officer of Cadence Design Systems, a provider of product development services and technology to electronics companies. Mr. Costello presently serves as a director of Zamba, a consulting and systems integration company focused on the customer care market, Calico Commerce, a provider of seller-focused electronic commerce software and services, and Clarify, a provider of front-office sales and service software. Mr. Costello holds a B.S. from Harvey Mudd College, a M.S. from Yale University and a M.S. from the University of California, Berkeley.

                                   CLASS III

     Douglas Allred has been a director of Saba since January 2000. Mr. Allred has served as Senior Vice President, Customer Advocacy of Cisco Systems since July 1991. Mr. Allred holds a B.S. from Washington State University.

     Michael Moritz has been a director of Saba since August 1998. Mr. Moritz has been a general partner of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz serves as a director of Agile Software, a provider of product content management software, eToys, Flextronics, a provider of electronics products manufacturing and logistical services, PlanetRX.com, an online healthcare destination, Webvan Group and Yahoo! Mr. Moritz holds a M.A. from Christ Church, Oxford.

     Bobby Yazdani founded Saba and has been our President, Chief Executive Officer and Chairman of the Board since our inception in April 1997. From 1988 until founding Saba, Mr. Yazdani served in various positions at Oracle, most recently as Senior Director. Mr. Yazdani holds a B.A. from the University of California, Berkeley.

REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A PLURALITY OF ALL THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE FOREGOING PROPOSAL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended May 31, 2000, the board of directors met five times. No director attended fewer than 75% of all the meetings of the board of directors and its committees on which he or she served after becoming a member of the board of directors. The board of directors has two committees: the Audit Committee and the Compensation Committee. The board of directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the board of directors will consider stockholder recommendations. Such recommendations should be addressed to Peter E. Williams III, our Secretary, at our principal executive offices.

     The Audit Committee, which held one meeting in the fiscal year ended May 31, 2000, consists of Joseph Costello, Joe Kiani and Michael Moritz. The Audit Committee reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of Saba, including, among other things, our internal audit and control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have significant impact on our financial reports. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangement with, our independent auditors.

     The Compensation Committee, which held one meeting in the fiscal year ended May 31, 2000, consists of Robert Cohn and Joseph Costello. The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers and other key employees. This Committee also administers our incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS

     We do not pay directors cash compensation for their services as directors or members of committees of the board of directors. We do reimburse them for their reasonable expenses incurred in attending meetings of the board of directors. Each new non-employee director receives an option to purchase 20,000 shares of our common stock upon joining the board of directors. These options vest in two equal installments on the first and second annual stockholder meetings following the date of joining the board of directors. Each incumbent non-employee director is granted an option to purchase an additional 10,000 shares of our common stock at each annual meeting of stockholders thereafter. These options vest at the next annual meeting of stockholders. No options will be granted to any non-employee director who serves on our board of directors until all shares of common stock held by the director have fully vested.

COMPENSATION COMMITTEE, INSIDER PARTICIPATION AND INTERLOCKS

     None of the members of our Compensation Committee is an officer or employee of Saba. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as our independent auditors for the fiscal year ended May 31, 2000 and has been appointed by the board of directors to continue as our independent auditors for our fiscal year ending May 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of our common stock voting at the annual meeting in person or by proxy, management will reconsider its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

REQUIRED VOTE

     THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE FOREGOING PROPOSAL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING MAY 31, 2001.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to our executive officers and directors as of September 15, 2000:

              NAME                AGE                   POSITION
              ----                ---                   --------
Bobby Yazdani...................  37    Chief Executive Officer, President and
                                        Chairman of the Board
Terry Carlitz...................  49    Chief Financial Officer and Director
Chris Helgeson..................  43    Vice President, Research and Development
Stuart Jacobson.................  43    Vice President, Sales and Alliances
Brook Manville..................  49    Chief Learning Officer and Chief Customer
                                        Evangelist
David Martin....................  36    Vice President, Marketing
Michael Toepel..................  39    Vice President, Services
Peter Williams..................  39    Vice President, Corporate Development,
                                        General Counsel and Secretary
Douglas Allred..................  49    Director
Robert Cohn(2)..................  51    Director
Joseph Costello(1)(2)...........  46    Director
Joe Kiani(1)....................  35    Director
Michael Moritz(1)...............  46    Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     Bobby Yazdani founded Saba and has been our President, Chief Executive Officer and Chairman of the Board since our inception in April 1997. From 1988 until founding Saba, Mr. Yazdani served in various positions at Oracle, most recently as Senior Director. Mr. Yazdani holds a B.A. from the University of California, Berkeley.

     Terry Carlitz has served as our Chief Financial Officer and a director since joining us in July 1999. From May 1998 until July 1999, Ms. Carlitz served as Senior Vice President Finance and Operations and Chief Financial Officer of SPL WorldGroup, a provider of information technology consulting and enterprise solutions. From February 1995 until May 1998, Ms. Carlitz served as Vice President Finance and Chief Financial Officer of Infinity Financial Technology, a developer of trading and financial risk management software, throughout its initial public offering and subsequent merger with SunGard Data Systems. From February 1993 until February 1995, Ms. Carlitz served as Director, Business Development and Strategic Investments of Apple. Ms. Carlitz holds a B.S. from San Jose State University and a M.B.A. from Stanford University.

     Chris Helgeson has served as our Vice President, Research and Development since joining us in June 1999. From September 1998 until May 1999, Mr. Helgeson served as Chief Technical Officer of Business Projects, a provider of Internet-based collaboration software. From October 1996 until August 1998, Mr. Helgeson served as Vice President, Engineering and Vice President, Technology of Carnelian, a provider of Internet-based publishing and delivery software. From June 1995 until September 1996, Mr. Helgeson served as Vice President, Engineering of Verity, a provider of knowledge retrieval software. Mr. Helgeson holds a B.S. and B.A. from the University of California, Berkeley.

     Stuart Jacobson has served as our Vice President, Sales and Alliances since joining us in January 1999. From May 1998 until December 1999, Mr. Jacobson served as a consultant to various software companies. From August 1994 until April 1998, Mr. Jacobson served as Executive Vice President of Novadigm, a provider of automated software management solutions. Mr. Jacobson holds a B.A. from Lewis & Clark College.

     Brook Manville has served as our Chief Learning Officer and Chief Customer Evangelist since joining us in August 1999. From January 1988 until July 1999, Mr. Manville was employed by McKinsey & Company, a management consulting firm, where he was a partner from July 1994 until July 1999. Mr. Manville holds a B.A. from Yale University, a M.A. from Oxford University, and a Ph.D. from Yale University.

     David Martin has served as our Vice President, Marketing since joining us in November 1997. From November 1995 until October 1997, Mr. Martin served as a Vice President of SuccessFactors.com, a provider of enterprise competency management software. From October 1990 until November 1995, Mr. Martin served as a Vice President of Oracle. Mr. Martin holds a B.S. from the Massachusetts Institute of Technology.

     Michael Toepel has served as our Vice President, Services since joining us in August 1999. From January 1998 until June 1999, Mr. Toepel served as President and Chief Executive Officer of Bay Logics, a provider of infrastructure asset management software. From February 1994 until January 1998, Mr. Toepel served as Vice President, Sales and Marketing at SMG, a provider of real estate asset management software. Mr. Toepel holds a B.A. from the University of Texas at Austin and a M.B.A. from the University of Texas at Austin Graduate School of Business.

     Peter Williams has served as Vice President, Corporate Development and General Counsel of Saba since joining us in October 1999 and has served as our Secretary since our inception in April 1997. Mr. Williams was a partner at Morrison & Foerster LLP, an international law firm, from January 1995 until March 2000. Mr. Williams holds B.A. degrees from the University of California, Los Angeles and a J.D. from Santa Clara University.

     Douglas Allred has been a director of Saba since January 2000. Mr. Allred has served as Senior Vice President, Customer Advocacy of Cisco Systems since July 1991. Mr. Allred holds a B.S. from Washington State University.

     Robert Cohn has been a director of Saba since December 1998. From September 1997 until May 1999, Mr. Cohn served as Executive Vice President of Lucent Technologies. From June 1982 until September 1997, Mr. Cohn served as founder, Chief Executive Officer and Chairman of the Board of Octel Communications, a provider of voice messaging systems. Mr. Cohn presently serves as a director of Chapters Online Inc. Mr. Cohn holds a B.S. from the University of Florida and a M.B.A. from Stanford University.

     Joseph Costello has been a director of Saba since October 1999. Mr. Costello has served as founder, Chairman of the Board and Chief Executive Officer of think3, a provider of mechanical computer aided design software, since February 1998. From March 1987 until October 1997, Mr. Costello served as President and Chief Executive Officer of Cadence Design Systems, a provider of product development services and technology to electronics companies. Mr. Costello presently serves as a director of Zamba, a consulting and systems integration company focused on the customer care market, Calico Commerce, a provider of seller-focused electronic commerce software and services, and Clarify, a provider of front-office sales and service software. Mr. Costello holds a B.S. from Harvey Mudd College, a M.S. from Yale University and a M.S. from the University of California, Berkeley.

     Joe Kiani has been a director of Saba since July 1997. Mr. Kiani has served as co-founder, Chairman of the Board, President and Chief Executive Officer of Masimo, a provider of signal processing and sensor technology to the medical device industry, since February 1989. Mr. Kiani holds a B.S. and M.S. from San Diego State University.

     Michael Moritz has been a director of Saba since August 1998. Mr. Moritz has been a general partner of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz serves as a director of Agile Software, a provider of product content management software, eToys, Flextronics, a provider of electronics products manufacturing and logistical services, PlanetRX.com, an online healthcare destination, Webvan Group and Yahoo! Mr. Moritz holds a M.A. from Christ Church, Oxford.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of September 15, 2000 by

     - each person known by us to own beneficially more than 5% of the outstanding shares of common stock,

     - each of our directors,

     - each of the named executive officers appearing in the Summary Compensation Table below (the "Named Executive Officers"), and

     - all current executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 15, 2000 are deemed outstanding. Percentage of beneficial ownership as of September 15, 2000 is based upon 43,955,385 shares of common stock. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is: c/o Saba Software, Inc., 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          ---------------------
                          NAME                              NUMBER      PERCENT
                          ----                            ----------    -------
Entities Affiliated with Sequoia Capital(1).............   8,672,710     19.7
  3000 Sand Hill Road, Suite 280
  Menlo Park, CA 94025
Michael Moritz(2).......................................   8,672,710     19.7
  3000 Sand Hill Road, Suite 280
  Menlo Park, CA 94025
Bobby Yazdani(3)........................................   7,500,000     17.1
London Pacific Life & Annuity Company(4)................   2,631,284      6.0
  3109 Poplarwood Court, Suite 108
  Raleigh, NC 27604
Entities affiliated with Crosslink Capital, Inc.(5).....   2,605,613      5.9
  555 California Street
  San Francisco, CA 94104
Terry Carlitz(6)........................................     690,000      1.6
Stuart Jacobson(7)......................................     548,047      1.2
Robert Cohn(8)..........................................     412,608        *
Douglas Allred(9).......................................     245,789        *
Joseph Costello(10).....................................     232,012        *
Joe Kiani(11)...........................................     220,000        *
Michael Toepel(12)......................................     200,000        *
Chris Helgeson(13)......................................     160,000        *
All executive officers and directors as a group.........  20,359,774     46.1%
  (13 persons)(14)

---------------
  *  Less than 1%.

 (1) Includes 6,371,375 shares held by Sequoia Capital VIII, 80,837 shares held by Sequoia International Technology Partners VIII, 421,760 shares held by Sequoia International Technology Partners VIII(Q), 140,586 shares held by CMS Partners LLC, 14,781 shares held by Sequoia 1997, 1,468,453 shares held by Sequoia Capital Franchise Fund and 174,918 shares held by Sequoia Capital Franchise Partners.

 (2) Includes 8,672,710 shares held by the entities affiliated with Sequoia Capital. Mr. Moritz disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities, if any.

 (3) Includes 66,666 shares of common stock held in trust for the benefit of Mr. Yazdani's children. Mr. Yazdani disclaims beneficial ownership of these shares.

 (4) London Pacific Life & Annuity Company has advised us that the members of the board of directors are the natural persons with voting and investment control over our common stock.

 (5) Includes 882,279 shares held by Crosslink Omega Ventures III, L.L.C., 1,375,823 shares held by Crosslink Offshore Omega Ventures III, 121,638 shares held by Omega Bayview, L.L.C., 182,195 shares held by Crosslink Crossover Fund II, L.P., 43,678 shares held by Crosslink Crossover Fund III, L.P. The entities affiliated with Crosslink Capital, Inc. have supplied to us the name of Vladmir Jacimovic as the natural person with voting and investment control over our common stock.

 (6) Includes (i) 521,250 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time and (ii) 35,000 shares held in the Carlitz Charitable Unitrust U/A DTD 4/21/97.

 (7) Includes (i) 270,000 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time, (ii) 8,000 shares held by Mr. Jacobson's minor children and (iii) options to purchase 52,500 shares of common stock exercisable within 60 days of September 15, 2000.

 (8) Includes (i) 100,100 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time and (ii) 222,753 shares held in trust for the benefit of certain members of Mr. Cohn's family. Mr. Cohn disclaims beneficial ownership as to the 222,753 shares.

 (9) Includes 157,554 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(10) Includes 148,286 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(11) Includes options to purchase 91,666 shares of common stock exercisable within 60 days of September 15, 2000.

(12) Includes 137,500 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(13) Includes 100,000 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time.

(14) Includes (i) 2,012,190 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time and (ii) options to purchase 181,666 shares of common stock exercisable within 60 days of September 15, 2000 held by all executive officers and directors of Saba. As to disclaimers of beneficial ownership, see footnotes 2, 3 and 8 above.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation of our Chief Executive Officer and the four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the fiscal year ended May 31, 2000 (collectively, our "Named Executive Officers").

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      ------------
                                                        ANNUAL COMPENSATION            SECURITIES
                                                  --------------------------------     UNDERLYING
          NAME AND PRINCIPAL POSITION             YEAR    SALARY($)    BONUS($)(1)     OPTIONS(#)
          ---------------------------             ----    ---------    -----------    ------------
Bobby Yazdani...................................  2000     170,000       82,717              --
  Chief Executive Officer,
  President and Chairman of the Board             1999     140,000           --              --
Terry Carlitz(2)................................  2000     155,000        1,154              --
  Chief Financial Officer and Director            1999          --           --              --
Chris Helgeson(2)...............................  2000     140,256        1,077              --
  Vice President, Research and Development        1999          --           --              --
Stuart Jacobson.................................  2000     156,474       95,041              --
  Vice President, Sales and Alliances             1999      53,923(3)    21,591         280,000
Michael Toepel(2)...............................  2000     105,256       40,923              --
  Vice President, Services                        1999          --           --              --

---------------
(1) Includes bonus amounts in the year paid, rather than in the year in earned.

(2) Ms. Carlitz and Messrs. Helgeson and Toepel joined us as executive officers in fiscal year 2000.

(3) Reflects a partial year of service as an employee. Mr. Jacobson's annual target compensation in fiscal year 1999 was $240,000. Does not include $53,000 paid to Mr. Jacobson in fiscal 1999 for consulting services performed prior to joining us as a full-time employee.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information for each of our Named Executive Officers concerning stock options granted to them during the fiscal year ended May 31, 2000.

                                                                                   POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS                            VALUE AT
                         -------------------------------------------------------   ASSUMED ANNUAL RATE
                           NUMBER OF       % OF TOTAL                                 OF STOCK PRICE
                          SECURITIES        OPTIONS       EXERCISE                     APPRECIATION
                          UNDERLYING       GRANTED TO     PRICE PER                 FOR OPTION TERM(5)
                            OPTIONS       EMPLOYEES IN      SHARE     EXPIRATION   --------------------
         NAME            GRANTED(#)(1)   FISCAL YEAR(2)   ($/SH)(3)    DATE(4)      5%($)       10%($)
         ----            -------------   --------------   ---------   ----------   --------    --------
Bobby Yazdani..........          --            --             --             --         --          --
Terry Carlitz..........          --            --             --             --         --          --
Stuart Jacobson........          --            --             --             --         --          --
Michael Toepel.........          --            --             --             --         --          --
Chris Helgeson.........     140,000           2.7           0.30      3/16/2010    $26,414     $66,937

---------------
(1) Options granted pursuant to our 1997 and 2000 Stock Incentive Plans. 25% of the options granted vest one year from the date of grant. Thereafter the remaining 75% of the options granted vest quarterly over the next three years.

(2) In the fiscal year ended May 31, 2000, we granted options to employees to purchase an aggregate of 5,138,725 shares.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the date the options were granted.

(4) Subject to earlier termination upon the occurrence of certain events related to termination of employment, generally the options granted under the 1997 Stock Incentive Plan have a term of ten years and under the 2000 Stock Incentive Plan have a term of six years.

(5) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of stock options during the fiscal year ended May 31, 2000 by each of our Named Executive Officers and the number and value of unexercised options held by each of our Named Executive Officers on May 31, 2000.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                                                                MAY 31, 2000(#)             MAY 31, 2000($)(2)
                        SHARES ACQUIRED        VALUE      ---------------------------   ---------------------------
        NAME             ON EXERCISE(#)     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ------------------   -----------   -----------   -------------   -----------   -------------
Bobby Yazdani........            --                 --          --              --              --              --
Terry Carlitz........            --                 --          --              --              --              --
Stuart Jacobson(1)...        70,000          1,029,000      17,500         192,500      255,806.25    2,813,868.75
Michael Toepel.......            --                 --          --              --              --              --
Chris Helgeson(1)....        20,000            294,000           0         120,000               0    1,726,500.00

---------------
(1) Value calculated is based on our initial public offering price of $15.00 as there was no public market for the stock at the date of exercise.

(2) Value of "in-the-money" stock options represents the positive spread between the exercise price of stock options and the fair market value for our common stock on May 31, 2000 was $14.6875.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

     The Compensation Committee of the board of directors was formed in April 2000 and consists of Robert Cohn and Joseph Costello. Decisions concerning the compensation of our executive officers are made by the Compensation Committee and reviewed by the full board of directors (excluding any interested director).

EXECUTIVE OFFICER COMPENSATION PROGRAMS

     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

     Base Salaries. Salaries for our executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. The weight given to each such factor by the Compensation Committee may vary from individual to individual.

     Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to our success and our financial performance generally.

     Stock Option Grants. Stock options may be granted to executive officers and other employees under the 1997 Stock Incentive Plan and the 2000 Stock Incentive Plan (collectively, the "Plans"). Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage Saba in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of Saba are prior performance, level of responsibility, other compensation and the executive officer's ability to influence our long-term growth and profitability. However, the Plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance. Stock option grants were based on a combination of recommendations from an outside consultant, management input and existing options held by each of the officers.

     Other Compensation Plans. We have adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. We also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to our performance.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by Saba for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the our Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Yazdani's base salary for the calender year ended December 31, 1999 was $140,000 and for the calender year beginning January 1, 2000 was $200,000. Mr. Yazdani's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Yazdani's base salary was at the approximate median of the base salary range for Chief Executive Officers of comparative companies.

                                    MEMBERS OF OUR COMPENSATION COMMITTEE

                                    Robert Cohn
                                    Joseph Costello

STOCK PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on our common stock since April 7, 2000 with
(ii) cumulative total stockholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on April 7, 2000 and reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                              [PERFORMANCE GRAPH]

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

--------------------------------------------------------------------------------
                     Index                         4/7/00     4/30/00    5/31/00
--------------------------------------------------------------------------------
 SABA SOFTWARE, INC.                                 100      189.59      97.92
 NASDAQ STOCK MARKET (U.S.)                          100       86.69      76.23
 CHASE H&Q TECHNOLOGY                                100       89.24      78.46
--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PREFERRED STOCK ISSUANCES

     In November 1999, we issued shares of Series D preferred stock in private placements to investors at a purchase price of $5.3586 per share. Upon the closing of our initial public offering, each share of Series D preferred stock converted into one share of common stock. Pursuant to the private placement, we sold shares of Series D preferred stock to the following officers, directors or beneficial owners of more than 5% of our outstanding common stock:

                                                       NUMBER OF SHARES OF SERIES D
                        NAME                                 PREFERRED STOCK
                        ----                           ----------------------------
Entities affiliated with Sequoia Capital(1)..........            839,772(2)
Entities affiliated with Crosslink Capital,
  Inc.(3)............................................            503,863(4)
Robert Cohn..........................................             23,495(5)
Joseph Costello......................................             46,654

---------------
(1) Mr. Moritz is a General Partner of Sequoia Capital and funds affiliated with Sequoia Capital own beneficially more than 5% of the outstanding shares of our common stock. For a description of this affiliation and disclaimers of beneficial ownership, see "Security Ownership of Certain Beneficial Owners and Management".

(2) Includes 282,286 shares purchased by Sequoia Capital VIII, 3,573 shares purchased by Sequoia International Technology Partners VIII, 18,643 shares purchased by Sequoia International Technology Partners VIII (Q), 6,214 shares purchased by CMS Partners, LLC, 465,569 shares purchased by Sequoia Capital Franchise Fund and 63,487 shares purchased by Sequoia Capital Franchise Partners.

(3) Funds affiliated with Crosslink Capital, Inc. own beneficially more than 5% of the outstanding shares of our common stock.

(4) Includes 23,522 shares purchased by Omega Bayview, L.L.C., 170,612 shares purchased by Crosslink Omega Ventures III, L.L.C., 266,051 shares purchased by Crosslink Offshore Omega Ventures III and 43,678 shares purchased by Crosslink Crossover Fund III, L.P.

(5) Includes 23,495 shares of common stock held by Robert or Martha A. Cohn, TTEES, The Wellington Trust U/A/D 1-30-86.

     We believe that the shares sold in transactions described above were sold at fair market value and the terms of the other arrangements described above were no less favorable to us than we could have obtained from unaffiliated third parties.

COMMON STOCK ISSUANCES

     In September 1999, we sold 695,000 shares of common stock to Ms. Carlitz, our Chief Financial Officer and one of our directors, for an aggregate consideration of $208,500 pursuant to a restricted stock purchase agreement. In connection with such sale, Ms. Carlitz gave us a secured, full-recourse promissory note in the principal amount of $147,375 secured by the pledge of 491,250 shares of common stock pursuant to a stock pledge agreement. The note bears interest at 5.5% per annum and at May 31, 2000, Ms. Carlitz owed $147,375 in principal and $5,404 in accrued interest pursuant to this note.

     In September 1999, we sold 360,000 shares of common stock to Mr. Jacobson, our Vice President, Sales and Alliances, for an aggregate consideration of $108,000 pursuant to a restricted stock purchase agreement. In connection with such sale, Mr. Jacobson gave us a secured, full-recourse promissory note in the principal amount of $81,000 secured by the pledge of 270,000 shares of common stock pursuant to a stock pledge agreement. The note bears interest at 5.5% per annum and at May 31, 2000, Mr. Jacobson owed $81,000 in principal and $2,970 in accrued interest pursuant to this note.

     In September 1999, we sold 200,000 shares of common stock to Mr. Toepel, our Vice President, Services, for an aggregate consideration of $60,000 pursuant to a restricted stock purchase agreement. In connection with such sale, Mr. Toepel gave us a secured, full-recourse promissory note in the principal amount of $45,000 secured by the pledge of 150,000 shares of common stock pursuant to a stock pledge agreement. The note bears interest at 5.5% per annum and at May 31, 2000, Mr. Toepel owed $45,000 in principal and $1,650 in accrued interest pursuant to this note.

     In September 1999, we sold 630,000 shares of common stock to Mr. Williams, our Vice President, Corporate Development, General Counsel and Secretary, for an aggregate consideration of $189,000 pursuant to a restricted stock purchase agreement. In connection with such sale, Mr. Williams gave us a secured, full-recourse promissory note in the principal amount of $141,750 secured by the pledge of 472,500 shares of common stock pursuant to a stock pledge agreement. The note bears interest at 5.5% per annum and at May 31, 2000, Mr. Williams owed $141,750 in principal and $5,198 in accrued interest pursuant to this note.

     In January 2000, we sold to Mr. Allred, one of our directors, 185,358 shares of common stock for an aggregate consideration of $176,090 pursuant to a restricted stock purchase agreement and 60,431 shares of common stock for an aggregate consideration of $323,910 pursuant to a stock purchase agreement.

     In January 2000, we sold 140,000 shares of common stock to Mr. Helgeson, our Vice President, Research and Development, for an aggregate consideration of $133,000 pursuant to a restricted stock purchase agreement. In connection with such sale, Mr. Helgeson gave us a secured, full-recourse promissory note in the principal amount of $95,000 secured by the pledge of 100,000 shares of common stock pursuant to a stock pledge agreement. The note bears interest at 5.88% per annum and at May 31, 2000, Mr. Helgeson owed $95,000 in principal and $2,328 in accrued interest pursuant to this note.

     In January 2000, we sold 20,000 shares of common stock to Mr. Kiani, one of our directors, for an aggregate consideration of $107,200 pursuant to a stock purchase agreement.

     In January 2000, we sold an aggregate of 20,000 shares of common stock to trusts designated by Mr. Cohn, one of our directors, for an aggregate consideration of $107,200 pursuant to stock purchase agreements. Mr. Cohn disclaims beneficial ownership as to 10,000 of these shares that were transferred to a trust for the benefit of certain members of Mr. Cohn's family.

     In January 2000, we issued to entities affiliated with Crosslink Capital, Inc. warrants to purchase up to 100,000 shares of common stock at an exercise price of $0.01 per share. The warrant was exercised in January 2000.

     We believe that the shares sold in transactions described above were sold at fair market value and the terms of the other arrangements described above were no less favorable than we could have obtained from unaffiliated third parties.

                      OPTION GRANTS TO EXECUTIVE OFFICERS

     We granted options to the following executive officers to purchase shares of common stock on the date, for the number of shares, with an exercise price as indicated opposite each person's name:

                                                              NUMBER OF   EXERCISE
                     NAME                       OPTION DATE    SHARES      PRICE
                     ----                       -----------   ---------   --------
Chris Helgeson................................  07/09/1999     140,000     $ 0.30
David Martin..................................  03/16/2000      50,000     $10.00

                             STOCKHOLDER PROPOSALS

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices between July 13, 2001 and August 12, 2001. A stockholder's notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of Saba which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and intended to be presented at our 2001 annual meeting of stockholders must be received by us not later than May 29, 2001 in order to be considered for inclusion in our proxy materials for that annual meeting.

                                 OTHER MATTERS

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the Nasdaq National Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2000, all Reporting Persons complied with all applicable filing requirements.

     Other Matters. The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ PETER E. WILLIAMS III
                                          Peter E. Williams III
                                          Secretary
Redwood Shores, California
September 25, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SABA SOFTWARE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                November 9, 2000

        The undersigned hereby appoints Bobby Yazdani and Terry Carlitz and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Saba Software, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Thursday, November 9, 2000, at 9:00 a.m., Pacific Time, or any adjournment or postponement thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                      PLAN TO ATTEND THE MEETING
                                                                 [ ]
1.      Election of Directors:

       [ ] FOR ALL NOMINEES         [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

        If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

        Class I Directors -- Robert Cohn and Joe Kiani

        Class II Directors -- Terry Carlitz and Joseph Costello

        Class III Directors -- Douglas Allred, Michael Moritz and Bobby Yazdani

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for Saba for the fiscal year ending May 31, 2001.

        [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

                                (Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                Date: _________, 2000


                                ------------------------------------------------
                                          Printed Name of Stockholder

                                ------------------------------------------------
                                                  Signature

                                ------------------------------------------------
                                                  Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE